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                                                            EXHIBIT 99.(9)(A)(2)

                          EATON VANCE MUNICIPALS TRUST
                        ADMINISTRATIVE SERVICES AGREEMENT
                               dated June 19, 1995

                                                                 June 23, 1997

                             Amendment to Schedule A

Effective with the fiscal year end of each respective Fund which is a series of Eaton Vance Municipals Trust, all Traditional and Classic Funds will become Class A and Class C, respectively of the existing Marathon version of the corresponding Funds and the current Marathon Fund will change its name to that indicated on Schedule A hereto. Marathon shares will become Class B shares of the renamed Fund. In addition, Massachusetts Municipal Bond Portfolio shares will become Class I of the Eaton Vance Massachusetts Municipals Fund.

             A revised Schedule A reflecting the above is attached.
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                                                                 June 23, 1997

                                   SCHEDULE A

                           Eaton Vance Arizona Municipals Fund
                           Eaton Vance Colorado Municipals Fund
                           Eaton Vance Connecticut Municipals Fund
                           Eaton Vance Michigan Municipals Fund
                           Eaton Vance Minnesota Municipals Fund
                           Eaton Vance New Jersey Municipals Fund
                           Eaton Vance Pennsylvania Municipals Fund
                           Eaton Vance Texas Municipals Fund

Effective September 2, 1997

                           Eaton Vance Alabama Municipals Fund
                           Eaton Vance Arkansas Municipals Fund
                           Eaton Vance Georgia Municipals Fund
                           Eaton Vance Kentucky Municipals Fund
                           Eaton Vance Louisiana Municipals Fund
                           Eaton Vance Maryland Municipals Fund
                           Eaton Vance Missouri Municipals Fund
                           Eaton Vance North Carolina Municipals Fund
                           Eaton Vance Oregon Municipals Fund
                           Eaton Vance South Carolina Municipals Fund
                           Eaton Vance Tennessee Municipals Fund
                           Eaton Vance Virginia Municipals Fund

Effective October 1, 1997

                           Eaton Vance California Municipals Fund
                           Eaton Vance Florida Municipals Fund
                           Eaton Vance Massachusetts Municipals Fund
                           Eaton Vance Mississippi Municipals Fund
                           Eaton Vance National Municipals Fund
                           Eaton Vance New York Municipals Fund
                           Eaton Vance Ohio Municipals Fund
                           Eaton Vance Rhode Island Municipals Fund
                           Eaton Vance West Virginia Municipals Fund